UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DOCOLA, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3626795
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

801 W. Bay Drive #506

Largo, FL 33770

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.0001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-274919

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the of the common stock, par value $0.0001 per share (the “Common Stock”), of Docola, Inc., a Delaware Corporation (the “Registrant”), to be registered hereunder set forth under the caption “Description of Securities—Units Offered Hereby—Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-274919) as originally filed with the Securities and Exchange Commission on October 10, 2023, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1 (“Rule 424(b) Prospectus”), is hereby incorporated by reference in response to this item. The description of the Tradeable Warrants to purchase Common Stock (the “Tradeable Warrants”) of the Registrant, to be registered hereunder, set forth under the caption “Description of Securities—Units Offered Hereby—Warrants Offered Hereby” in the Form S-1 and any Rule 424(b) Prospectus, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 19, 2023	DOCOLA, INC.

	By:	/s/ Eran Kabakov
	Name:	Eran Kabakov
	Title:	Chief Executive Officer (Principal Executive Officer)